Exhibit 99.1
For Immediate Release:

CONTACT:
Bob Husted	David Rosenthal
Director of Investor Relations	Chief Financial Officer
303 440 5330	303 440 5330
SPECTRALINK GROWS QUARTERLY EARNINGS PER SHARE BY 27 PERCENT YEAR-OVER-YEAR
BOULDER, Colo. – Oct. 19, 2005 — SpectraLink Corp. (Nasdaq: SLNK), the leader in workplace Wi-Fi telephony, today reported revenue of $24.8 million and net income of $3.6 million, delivering earnings of 19 cents per diluted share, for the quarter ended Sept. 30, 2005. This represents growth in earnings per diluted share of 27 percent and revenue growth of 8 percent over the same period a year ago. In 2004, third quarter net income was $2.9 million, or 15 cents per diluted share, on revenue of $23.0 million.
For the nine months ended Sept. 30, 2005, revenue was $67.5 million with net income of $8.4 million resulting in 43 cents earnings per diluted share. For the same period a year ago, revenue was $62.4 million generating $7.0 million in net income and 36 cents earnings per diluted share.
“We continue to make excellent strides in advancing our leadership position in Wireless Telephone Systems for the enterprise and strengthen our ability to expand that leadership,” said John Elms, SpectraLink president and CEO. “During the quarter we saw renewed energy in our OEM channels, expanded our direct sales force and hired a new chief technology officer. These accomplishments help position us for a solid finish to 2005 and provide the basis for continued market leadership in 2006.”
David Rosenthal, SpectraLink CFO and executive vice president went on to say, “I was very pleased with our operating margin of over 21 percent, indicating that we are successfully managing our expenses as our revenues grow. In addition, our solid financial performance extended our series to 29 consecutive quarters of positive net income and 27 consecutive quarters of positive cash flow from operations.”
Earlier this month, SpectraLink announced the appointment of Masood Garahi, the former chairman and CEO of MeshNetworks, as chief technology officer and executive vice president of engineering. Garahi brings more than 25 years of technical leadership to the position (see press release titled, “SpectraLink Appoints Chief Technology Officer”).
Webcast Information
SpectraLink will hold an audio webcast to discuss third quarter 2005 earnings results, today, Oct. 19, 2005, at 4:30 p.m. Eastern time. You can access the webcast and replay at www.spectralink.com.
About SpectraLink
SpectraLink, the leader in workplace Wi-Fi telephony, delivers the power of mobile voice and messaging applications to businesses worldwide. Seamlessly integrating with VoIP and traditional telephony platforms, SpectraLink’s scalable technology provides instant access to people and business-critical information. SpectraLink handsets free on-premises employees to be more accessible, productive and responsive. For more information, visit www.spectralink.com or call 1-800-676-5465.
###
This release may contain forward-looking statements that are subject to many risks and uncertainties, including the inability to close several large orders in the sales pipeline; OEM agreements with SpectraLink that impact margins and may not result in increased future sales of SpectraLink’s products or services; adverse changes in economic and business conditions affecting SpectraLink’s customers; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; changes in rules and regulations of the FCC; and the anticipated growth of the market for on-premises wireless telephone systems. More information about potential risk factors that could affect our results is available in SpectraLink’s filings with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2004, and subsequent Form 10-Q filings.

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2005	2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$7,842	$14,625
Investment in marketable securities — current	12,458	11,984
Trade accounts receivable, net of allowance of $362 and $374, respectively	17,188	21,252
Inventory, net of reserves of $477 and $720, respectively	11,545	8,076
Deferred income taxes	1,382	1,473
Prepaids and other	1,673	1,088

Total current assets	52,088	58,498

INVESTMENT IN MARKETABLE SECURITIES, net of current portion	33,605	27,781
PROPERTY AND EQUIPMENT, at cost:
Furniture and fixtures	2,753	2,481
Equipment	13,464	10,503
Leasehold improvements	1,204	1,036

	17,421	14,020
Less — accumulated depreciation	(10,629)	(9,436)

Net property and equipment	6,792	4,584
DEFERRED INCOME TAXES	152	103
OTHER	495	460

TOTAL ASSETS	$93,132	$91,426

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,325	$1,132
Income taxes payable	1,243	1,038
Accrued payroll, commissions and employee benefits	2,890	3,727
Accrued sales, use and property taxes	756	732
Accrued warranty expenses	742	901
Other accrued expenses and liabilities	4,208	3,315
Deferred revenue	8,160	7,144

Total current liabilities	19,324	17,989
LONG-TERM LIABILITIES	130	214

TOTAL LIABILITIES	19,454	18,203

STOCKHOLDERS’ EQUITY:
Preferred stock, 5,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 50,000 shares authorized, 23,689 and 23,407 shares issued, respectively, and 18,956 and 19,138 shares outstanding, respectively	237	234
Additional paid-in capital	80,140	77,356
Retained earnings	30,693	28,030
Treasury stock, 4,732 and 4,270 shares, respectively, at cost	(37,392)	(32,397)

TOTAL STOCKHOLDERS’ EQUITY	73,678	73,223

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$93,132	$91,426

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
NET SALES	$24,762	$22,968	$67,461	$62,406
COST OF SALES	8,427	8,155	23,358	22,370

Gross profit	16,335	14,813	44,103	40,036

OPERATING EXPENSES:
Research and development	2,702	2,268	7,648	6,636
Marketing and selling	6,674	6,193	19,237	17,853
General and administrative	1,708	1,660	4,837	4,470

Total operating expenses	11,084	10,121	31,722	28,959

INCOME FROM OPERATIONS	5,251	4,692	12,381	11,077
INVESTMENT INCOME AND OTHER	349	121	988	384

INCOME BEFORE INCOME TAXES	5,600	4,813	13,369	11,461
INCOME TAX EXPENSE	1,994	1,886	4,946	4,412

NET INCOME	$3,606	$2,927	$8,423	$7,049

BASIC EARNINGS PER SHARE	$0.19	$0.15	$0.44	$0.37

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	18,940	19,110	19,070	19,050

DILUTED EARNINGS PER SHARE	$0.19	$0.15	$0.43	$0.36

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	19,190	19,260	19,380	19,590

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,423	$7,049
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,266	1,262
Amortization of premium on investments in marketable securities	103	—
Income tax benefit from the exercise of stock options	475	656
Provision for bad debts	18	83
Provision for excess and obsolete inventory	485	472
Deferred income taxes	92	166
Changes in assets and liabilities:
Decrease (increase) in trade accounts receivable	4,045	(219)
Increase in inventory	(3,953)	(3,628)
Increase in other assets	(621)	(314)
Increase (decrease) in accounts payable	192	(377)
Increase in income taxes payable	204	1,160
(Decrease) increase in accrued liabilities	(136)	125
Increase in deferred revenue	1,016	695

Net cash provided by operating activities	11,609	7,130

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,474)	(1,223)
Purchases of investments in marketable securities	(6,511)	—

Net cash used in investing activities	(9,985)	(1,223)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments under long-term obligation	(25)	(25)
Proceeds from exercises of common stock options	2,010	3,780
Proceeds from issuances of common stock	363	321
Dividends paid	(5,760)	(5,723)
Purchases of treasury stock	(4,995)	(3,003)

Net cash used in financing activities	(8,407)	(4,650)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,783)	1,257
CASH AND CASH EQUIVALENTS, beginning of period	14,625	51,861

CASH AND CASH EQUIVALENTS, end of period	$7,842	$53,118

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$4,181	$2,625

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Assets acquired under long-term obligation	$—	$28